Exhibit 3.1
RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
ST. JOE CORPORATION
     Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act, the undersigned corporation pursuant to a resolution duly adopted by its Board of Directors, adopts the following restated and amended articles of incorporation.
AMENDED
ARTICLE I
Name
     The name of the corporation (“Corporation”) is the St. Joe Company.
ARTICLE II
Duration
     The duration of the Corporation is perpetual.
ARTICLE III
Principal Office
     The street address of the principal office of the Corporation is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.
ARTICLE IV
Stock
     The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time is one hundred eighty million (180,000,000) shares having no par value per share, all of which shall be common voting stock of the same class. All shares of common stock issued shall be fully paid and non-assessable. The Corporation shall have the right to issue fractional shares.
ARTICLE V
Registered Office and Agent
     The street address of the Corporation’s registered office is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207. The registered agent for the Corporation at that address is Robert M. Rhodes.
AMENDED
ARTICLE VI
Directors
     The number of Directors of the Corporation shall be not less than nine (9) nor more than fifteen (15).
     The names and addresses of the Board of Directors who, subject to the Bylaws of the Corporation and the laws of Florida, shall hold office until the next annual meeting of the Shareholders of the Corporation or until their successors are elected and have been duly qualified, are:

Name	Address
Jacob C. Belin	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

Russell B. Newton, Jr.	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

John J. Quindlen	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

Walter L. Revell	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

Peter S. Rummell	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

Frank S. Shaw, Jr.	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

Winfred L. Thornton	1650 Prudential Drive, Ste. 400
Jacksonville, Florida 32207

John Uible	1650 Prudential Drive, Ste. 400 Jacksonville, Florida 32207

Carl F. Zellers	1650 Prudential Drive, Ste. 400 Jacksonville, Florida 32207
ARTICLE VII
Call of Special Shareholder Meetings
     Special meetings of shareholders may be called at any time for any purpose by the holders of thirty percent (30%) of the Corporation’s issued and outstanding shares.
ARTICLE VIII
Restated Articles
     The restated articles of incorporation primarily restate and integrate the provisions of the Corporation’s articles of incorporation as previously amended, and also contain certain amendments, specifically designated as Amended which were adopted pursuant to the Florida Statutes. There is no discrepancy between the Corporation’s articles of incorporation as previously amended and the provisions of the restated articles of incorporation other than the inclusion of certain updated information and amendments, adopted pursuant to the Florida Statutes, changing the Corporation’s name, establishing the number of Directors, and setting the minimum percentage of shareholders necessary to call a special meeting of shareholders.

     IN WITNESS WHEREOF, these Restated and Amended Articles of Incorporation have been executed this 12th day of May, 1998.

The St. Joe Company
By:	/s/ Robert M. Rhodes
Robert M. Rhodes
Senior Vice President & General Counsel

State of Florida
County of Duval
The foregoing instrument was acknowledged before me this 12th of May, 1998, by Robert M. Rhodes, as Senior Vice President & General Counsel of the St. Joe Company, a Florida corporation, on behalf of the Corporation.

/s/ Sara L. Guess
Notary Public

CERTIFICATE OF DESIGNATION OF REGISTERED AGENT REGISTERED OFFICE PURSUANT
TO THE PROVISIONS OF FS § 607.0501, THE UNDERSIGNED CORPORATION, ORGANIZED
UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT
IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF
FLORIDA
1.	The name of the corporation is The St. Joe Company.

2.	The name and address of the registered agent and office as set forth in the Amended and Restated Articles of Incorporation of The St. Joe Company:
Robert M. Rhodes 400 duPont Center 1650 Prudential Drive Jacksonville, Florida 32207
     Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ Robert M. Rhodes
Robert M. Rhodes

CERTIFICATE REGARDING RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
ST. JOE CORPORATION
     Pursuant to the provisions of Section 607.1007, Florida Statutes, the undersigned hereby certifies as follows: this corporation adopts the following Articles of Amendment to its Articles of Incorporation.
1.	The name of the corporation is St. Joe Corporation.

2.	The attached Amended and Restated Articles of Incorporation were adopted by the shareholders of the corporation on May 12, 1998 in the manner prescribed by the Florida Business Corporation Act.

3.	The number of shares of the corporation entitled to vote on the Amended and Restated Articles of Incorporation was 91,697,811.

4.	The number of shares votes for the Amended and Restated Articles of Incorporation was 66,000,653 and therefore the votes cast for approval were sufficient for approval.
     Executed this 15th day of May, 1998.

St. Joe Corporation
By:	/s/ Robert M. Rhodes
Robert M. Rhodes
Senior Vice President & General Counsel

ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
THE ST. JOE COMPANY
Pursuant to the provision of Section 607.0630(4) Florida Statutes, The St. Joe Company (the “Company”), adopts the following articles of amendment to its amended and restated articles of incorporation:
FIRST: Articles added:
ARTICLE IX — PREEMPTIVE RIGHTS. The holders of outstanding shares of any class or series of stock of the Company shall not have preemptive rights and all such rights are terminated.
SECOND: The foregoing amendment was adopted on May 18, 2004.
THIRD: The Amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.
Executed this 18th day of May, 2004.

THE ST. JOE COMPANY
By:	/s/ Christine M. Marx
Christine M. Marx
Secretary and General Counsel

ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
THE ST. JOE COMPANY
Pursuant to Sections 607.1001 and 607.1006 of the Florida Statutes, The St. Joe Company, a Florida corporation (the “Company”), does hereby adopt the following Articles of Amendment to its Amended and Restated Articles of Incorporation, as amended:

FIRST:	The name of the Company is The St. Joe Company.

SECOND:	The Company’s Amended and Restated Articles of Incorporation, as amended, shall be amended by: (1) deleting Amended Article VI — Directors in its entirety; (2) renumbering Articles VII through IX as Articles VI through VIII; and (3) deleting the words “establishing the number of Directors” from the existing Article VIII — Restated Articles.

THIRD:	The foregoing amendment was adopted on May 11, 2010.

FOURTH:	The amendment was approved by the Company’s shareholders. The number of votes cast for the amendment was sufficient for approval.
These Articles of Amendment have been executed by the undersigned officer of the Company on this 17th day of May, 2010.

THE ST. JOE COMPANY
By:	/s/ Reece B. Alford
Reece B. Alford
Senior Vice President, Corporate Counsel and Secretary